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                                                                    EXHIBIT 99.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2002 of Synagro Technologies, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
J. Paul Withrow, certify that, to the best of my knowledge, the Report fairly presents, in all material respects, the financial condition and results of operations of the Company and that, except as set forth below, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934:

                 During August 2002, the Company announced that it had dismissed Arthur Andersen LLP ("Andersen") as the Company's independent accountants. The Company has appointed PricewaterhouseCoopers LLP as the Company's independent accountants to replace Andersen. Because of delays in receiving the predecessor accountant's work papers, PricewaterhouseCoopers LLP has not yet completed its review of the Company's interim financial statements for the quarter ended June 30, 2002 in accordance with the procedures set forth in Statement on Auditing Standards 71.


                                                          /s/ J. PAUL WITHROW
                                                        ------------------------
                                                        J. Paul Withrow
                                                        August 14, 2002